Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED
JUNE 30, 2024

Communities That Thrive

WHITESTONE REIT

CORPORATE PROFILE

NYSE: WSR

Common Shares

57 Community Centers

5.1 million sq. ft. of gross

leasable area

1,465 tenants

5 Top Growth Markets

Austin

Dallas-Fort Worth

Houston

Phoenix

San Antonio

Fiscal Year End

12/31

Common Shares &

Units Outstanding*:

Common Shares: 50.1 million

Operating Partnership Units:

0.7 million

Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt.  Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone has consistently paid a monthly dividend for more than 15 years.  The Company’s balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

We invest in properties that are or can become Community Centered Properties® from which our tenants deliver needed services to the surrounding population. We focus on properties with smaller rental spaces that present opportunities for attractive returns.

Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants, medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less than 10,000 square feet) and, as of June 30, 2024, provided a 97% premium rental rate compared to our larger space tenants. The largest of our 1,465 tenants at our wholly owned properties comprised only 2.1% of our annualized revenues for the three months ended June 30, 2024, and no single tenant exceeded 2.1%.

Distribution (per share / unit)*:
Quarter: $ 0.12375	Investor Relations:
Annualized: $ 0.495	Whitestone REIT
Dividend Yield: 3.61%**	David Mordy
Director, Investor Relations
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Amy S. Feng	website: www.whitestonereit.com
Nandita V. Berry
Julia B. Buthman	Analyst Coverage:
David K. Holeman	Alliance Global Partners	B. Riley Securities	Colliers	JMP Securities
Jeffrey A. Jones	Gaurav Mehta	John Massocca	Barry Oxford	Mitchell Germain
David F. Taylor	646.908.3825	646.885.5424	203.961.6573	212.906.3537
	gmehta@allianceg.com	jmassocca@brileyfin.com	barry.oxford@colliers.com	mgermain@jmpsecurities.com

	Maxim Group	Truist Securities
* As of July 29, 2024	Michael Diana	Anthony Hau
** Based on common share price	212.895.3641	212.303.4176
of $13.72 as of close of market on	mdiana@maximgrp.com	anthony.hau@truist.com
July 29, 2024.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT

REPORTS SECOND QUARTER 2024 RESULTS

Houston, Texas, July 31, 2024 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the second quarter of 2024. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sunbelt.

“Whitestone delivered a very strong quarter driven by restaurants and fitness offerings that saw 6.6% Same Store Net Operating Income, GAAP leasing spreads of 33% on new leases and 14% on renewal leases, portfolio annualized base rent per square foot increasing 5% from a year ago and occupancy of 93.5%. With the majority of our debt maturities locked until 2027, we have clear visibility to achieve our leverage objectives. The leasing environment in our markets remains robust, extending our streak of nine consecutive quarters with leasing spreads of 17% or greater. Our curated portfolio in some of the fastest growing markets in the U.S. provides clear visibility on continued earnings growth to enhance shareholder value. We are reiterating our 2024 Core FFO per share guidance, which provides for 11% year-over-year growth at the midpoint.”

– Dave Holeman, Chief Executive Officer

Second Quarter 2024 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $37.6 million versus $36.5 million for the second quarter of 2023.
•	Net Income attributable to common shareholders of $2.6 million, or $0.05 per diluted share, versus $11.3 million, or $0.22 per diluted share for the second quarter of 2023.
•	Core Funds from Operations (“FFO”) of $12.6 million versus $10.6 million for the second quarter of 2023.
•	FFO per diluted share of $0.22 versus $0.21 for the second quarter of 2023.
•	Core FFO per diluted share was $0.24 versus $0.21 for the second quarter of 2023.
•	EBITDAre of $20.2 million versus $19.2 million for the second quarter of 2023.
•	Same-Store Net Operating Income (“NOI”) grew 6.6% to $24.1 million versus $22.6 million for the second quarter of 2023.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 5.4% to $24.00, compared to the prior year quarter.

Operating Results

For the three month periods ending June 30, 2024 and 2023, the Company’s operating highlights were as follows:

	Second Quarter 2024	Second Quarter 2023
Occupancy:
Wholly Owned Properties – All	93.5%	93.3%
>10,000 Sq Ft Occupancy	97.0%	96.9%
≤ 10,000 Sq Ft Occupancy	91.4%	91.2%
Same Store Property Net Operating Income Change (1)	6.6%	0.4%
Rental Rate Growth - Total (GAAP Basis):	17.5%	18.7%
New Leases	33.3%	32.2%
Renewal Leases	13.9%	16.2%
Leasing Transactions:
Number of New Leases	30	27
New Leases - Lease Term Revenue (millions)	$16.1	$12.0
Number of Renewal Leases	47	58
Renewal Leases - Lease Term Revenue (millions)	$20.7	$14.5

Balance Sheet and Debt Metrics

•	As of June 30, 2024, Whitestone had total debt of $666.7 million, along with capacity and availability of $115.0 million each under its $250 million revolving credit facility.
•	As of June 30, 2024, the Company has undepreciated real estate assets of $1.3 billion.

Dividend

On June 10, 2024, the Company declared a quarterly cash distribution of $0.12375 per common share and OP unit for the third quarter of 2024, to be paid in three equal installments of $0.04125 in July, August, and September of 2024.

2024 Full Year Guidance

The Company has updated its 2024 full-year guidance for net income attributable to Whitestone REIT, same store net operating income growth, general and administrative expense, the gain on sale of property to include the impact of the gain recognized on the sale of Mercado at Scottsdale Ranch, interest expense expectations partially related to timing differences of property sales and acquisitions, and the impact of proxy contest costs.  The guidance update is as follows:

	Q2 2024 Revised Guidance	2024 Original Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT (1)(2)	$21,368 - $24,368	$16,600 - $19,600
Core FFO (3)	$50,985 - $53,985	$50,985 - $53,985

Net income attributable to Whitestone REIT per share	$0.41 - $0.47	$0.32 - $0.38
Core FFO per diluted share and OP Unit (3)	$0.98 - $1.04	$0.98 - $1.04

Key Drivers:
Same store net operating income growth (4)	3.0% - 4.5%	2.5% - 4.0%
Bad debt as a percentage of revenue	0.60% - 1.10%	0.60% - 1.10%
General and administrative expense (1)	$22,057 - $23,557	$19,700 - $21,200
Interest expense	$33,400 - $34,900	$32,600 - $34,100
Ending occupancy	93.8% - 94.8%	93.8% - 94.8%
Gain on sale of property (2)	$6,525	$0
Net Debt to EBITDAre Ratio (5)	7.0X - 6.6X	7.0X - 6.6X

(1)	2024 revised guidance includes estimated proxy contest costs of $1,757.
(2)	2024 revised guidance includes a gain on sale of property that occurred during the first quarter.
(3)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure.

(4)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees.
(5)	Fourth quarter annualized EBITDAre. For EBITDAre and Debt/EBITDAre, non-GAAP financial measures, please see the respective reconciliation tables.

Portfolio Statistics

As of June 30, 2024, Whitestone wholly owned 57 Community-Centered Properties™ with 5.1 million square feet of gross leasable area (“GLA”). Six of the 57 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 31 properties in Texas and 26 in Arizona. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (6), Dallas-Fort Worth (9), Houston (13), Phoenix (26), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owned an 81.4% equity interest in eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP. On January 25, 2024, the Company exercised its notice of redemption for substantially all of its investment in Pillarstone OP. As of June 30, 2024, our ownership in Pillarstone OP no longer represents a majority interest.

At the end of the second quarter, the Company’s diversified tenant base was comprised of 1,465 tenants, with the largest tenant accounting for only 2.1% of annualized base rental revenues. No single tenant exceeded 2.1% of total revenue. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Thursday, August 1, 2024, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Thursday, August 15, 2024. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13742563

Supplemental Financial Information

The second quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy and the real estate industry, both in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of public health emergencies, such as COVID-19, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation, which may increase our operating costs or general and administrative expenses; our current geographic concentration in the Houston and Phoenix metropolitan area makes us susceptible to local economic downturns; natural disasters, such as floods and hurricanes, which may increase as a result of climate change may adversely affect our returns and adversely impact our existing and prospective tenants; increasing focus by stakeholders on environmental, social, and governance matters; financial institution disruptions; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all: the ultimate amount we will collect in connection with the redemption of our equity investment in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone” or “Pillarstone OP.”); and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, Core FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. We calculate EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest costs.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.  In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.  FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, loss on disposal of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2024	December 31, 2023

ASSETS
Real estate assets, at cost
Property	$1,258,799	$1,221,466
Accumulated depreciation	(240,535)	(229,767)
Total real estate assets	1,018,264	991,699
Investment in real estate partnership	—	31,671
Cash and cash equivalents	3,231	4,572
Restricted cash	—	68
Escrows and deposits	17,679	24,148
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	30,919	30,592
Receivable from partnership redemption	31,643	—
Receivable due from related party	1,532	1,513
Unamortized lease commissions, legal fees and loan costs	14,566	13,783
Prepaid expenses and other assets(2)	12,065	4,765
Finance lease right-of-use assets	10,471	10,428
Total assets	$1,140,370	$1,113,239

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$665,667	$640,172
Accounts payable and accrued expenses(3)	33,223	36,513
Payable due to related party	1,577	1,577
Tenants' security deposits	9,038	8,614
Dividends and distributions payable	6,228	6,025
Finance lease liabilities	797	721
Total liabilities	716,530	693,622
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 50,064,267 and 49,610,831 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	50	50
Additional paid-in capital	627,459	628,079
Accumulated deficit	(217,401)	(216,963)
Accumulated other comprehensive income	8,152	2,576
Total Whitestone REIT shareholders' equity	418,260	413,742
Noncontrolling interest in subsidiary	5,580	5,875
Total equity	423,840	419,617
Total liabilities and equity	$1,140,370	$1,113,239

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2024	December 31, 2023
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$17,758	$16,287
Accrued rents and other recoveries	26,343	26,751
Allowance for doubtful accounts	(14,044)	(13,570)
Other receivables	862	1,124
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$30,919	$30,592

(2) Operating lease right of use assets (net)	$75	$109
(3) Operating lease liabilities	$75	$112

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Rental(1)	$37,480	$36,241	$74,221	$71,738
Management, transaction, and other fees	167	219	590	573
Total revenues	37,647	36,460	74,811	72,311

Operating expenses
Depreciation and amortization	8,521	8,360	17,321	16,206
Operating and maintenance	7,015	6,899	13,364	12,985
Real estate taxes	3,912	4,767	8,150	9,475
General and administrative	6,552	5,175	12,732	10,259
Total operating expenses	26,000	25,201	51,567	48,925

Other expenses (income)
Interest expense	8,788	8,260	17,307	16,163
(Gain) loss on sale of properties	75	(9,621)	(6,450)	(9,621)
Loss on disposal of assets, net	72	14	72	20
Interest, dividend and other investment income	(4)	(18)	(12)	(38)
Total other expenses (income)	8,931	(1,365)	10,917	6,524

Income before equity investment in real estate partnership and income tax	2,716	12,624	12,327	16,862

Deficit in earnings of real estate partnership	—	(1,034)	(28)	(1,252)
Provision for income tax	(90)	(125)	(209)	(244)
Net Income	2,626	11,465	12,090	15,366

Less: Net income attributable to noncontrolling interests	34	159	158	213

Net income attributable to Whitestone REIT	$2,592	$11,306	$11,932	$15,153

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.05	$0.23	$0.24	$0.31
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.05	$0.22	$0.23	$0.30

Weighted average number of common shares outstanding:
Basic	49,960	49,426	49,951	49,425
Diluted	51,120	50,259	51,116	50,262

Consolidated Statements of Comprehensive Income

Net income	$2,626	$11,465	$12,090	$15,366

Other comprehensive income

Unrealized gain on cash flow hedging activities	643	7,095	5,650	2,508

Comprehensive income	3,269	18,560	17,740	17,874

Less: Net income attributable to noncontrolling interests	34	159	158	213
Less: Comprehensive income attributable to noncontrolling interests	8	99	74	35

Comprehensive income attributable to Whitestone REIT	$3,227	$18,302	$17,508	$17,626

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(1) Rental
Rental revenues	$27,372	$26,519	$54,236	$52,259
Recoveries	10,194	9,955	20,671	20,036
Bad debt	(86)	(233)	(686)	(557)
Total rental	$37,480	$36,241	$74,221	$71,738

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$12,090	$15,366
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,321	16,206
Amortization of deferred loan costs	534	550
Gain on sale of properties	(6,450)	(9,621)
Loss on disposal of assets	72	20
Bad debt	686	557
Share-based compensation	1,624	1,480
Deficit in earnings of real estate partnership	28	1,252
Amortization of right-of-use assets - finance leases	43	51
Changes in operating assets and liabilities:
Escrows and deposits	6,469	3,982
Accrued rents and accounts receivable	(1,013)	(2,014)
Receivable due from related party	(19)	(59)
Unamortized lease commissions, legal fees and loan costs	(1,768)	(1,894)
Prepaid expenses and other assets	999	1,430
Accounts payable and accrued expenses	(7,258)	(5,586)
Payable due to related party	—	16
Tenants' security deposits	424	(25)
Net cash provided by operating activities	23,782	21,711
Cash flows from investing activities:
Acquisitions of real estate	(50,136)	(25,455)
Additions to real estate	(8,548)	(8,771)
Proceeds from sales of properties	25,661	13,447
Reverse 1031 exchange	—	(13,447)
Net cash used in investing activities	(33,023)	(34,226)
Cash flows from financing activities:
Distributions paid to common shareholders	(12,131)	(11,826)
Distributions paid to OP unit holders	(160)	(166)
Net (payments) proceeds from credit facility	(11,000)	48,000
Repayments of notes payable	(21,777)	(26,504)
Proceeds from notes payable	56,340	—
Payment of loan origination costs	(789)	—
Repurchase of common shares	(2,641)	(289)
Payment of finance lease liability	(10)	(6)
Net cash provided by financing activities	7,832	9,209
Net decrease in cash, cash equivalents and restricted cash	(1,409)	(3,306)
Cash, cash equivalents and restricted cash at beginning of period	4,640	6,355
Cash, cash equivalents and restricted cash at end of period (1)	$3,231	$3,049

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Six Months Ended June 30,
	2024	2023
Supplemental disclosure of cash flow information:
Cash paid for interest	$17,013	$15,219
Cash paid for taxes	$432	$435
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$45	$864
Financed insurance premiums	$2,638	$3,002
Value of shares issued under dividend reinvestment plan	$42	$36
Value of common shares exchanged for OP units	$354	$11
Change in fair value of cash flow hedge	$5,650	$2,508
Accrued capital expenditures	$1,629	$—
Receivable from partnership redemption	$31,643	$—
Recognition of finance lease liability	$86	$—

	June 30,
	2024	2023
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$3,231	$2,927
Restricted cash	—	122
Total cash, cash equivalents and restricted cash	$3,231	$3,049

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
FFO (NAREIT) AND CORE FFO
Net income attributable to Whitestone REIT	$2,592	$11,306	$11,932	$15,153
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,497	8,318	17,265	16,123
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	—	403	111	806
Loss on disposal of assets	72	14	72	20
(Gain) loss on sale of properties	75	(9,621)	(6,450)	(9,621)
Net income attributable to noncontrolling interests	34	159	158	213
FFO (NAREIT)	$11,270	$10,579	$23,088	$22,694
Adjustments to reconcile to Core FFO:
Proxy contest costs	1,319	—	1,757	—
Core FFO	$12,589	$10,579	$24,845	$22,694

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$11,270	$10,579	$23,088	$22,694
Core FFO	$12,589	$10,579	$24,845	$22,694
Denominator:
Weighted average number of total common shares - basic	49,960	49,426	49,951	49,425
Weighted average number of total noncontrolling OP units - basic	649	694	656	694
Weighted average number of total common shares and noncontrolling OP units - basic	50,609	50,120	50,607	50,119

Effect of dilutive securities:
Unvested restricted shares	1,160	833	1,165	837
Weighted average number of total common shares and noncontrolling OP units - diluted	51,769	50,953	51,772	50,956

FFO per common share and OP unit - basic	$0.22	$0.21	$0.46	$0.45
FFO per common share and OP unit - diluted	$0.22	$0.21	$0.45	$0.45

Core FFO per common share and OP unit - basic	$0.25	$0.21	$0.49	$0.45
Core FFO per common share and OP unit - diluted	$0.24	$0.21	$0.48	$0.45

(1)	Includes pro-rata share attributable to real estate partnership for the three months ended June 30, 2023 and through January 25, 2024, the redemption date.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of June 30, 2024 and 2023 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$2,592	$11,306	$11,932	$15,153
General and administrative expenses	6,552	5,175	12,732	10,259
Depreciation and amortization	8,521	8,360	17,321	16,206
Deficit in earnings of real estate partnership (1)	—	1,034	28	1,252
Interest expense	8,788	8,260	17,307	16,163
Interest, dividend and other investment income	(4)	(18)	(12)	(38)
Provision for income taxes	90	125	209	244
(Gain) loss on sale of properties	75	(9,621)	(6,450)	(9,621)
Management fee, net of related expenses	—	—	—	16
Loss on disposal of assets, net	72	14	72	20
NOI of real estate partnership (pro rata)(1)	—	668	183	1,216
Net income attributable to noncontrolling interests	34	159	158	213
NOI	$26,720	$25,462	$53,480	$51,083
Non-Same Store NOI (2)	(1,581)	(830)	(2,744)	(1,819)
NOI of real estate partnership (pro rata) (1)	—	(668)	(183)	(1,216)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	25,139	23,964	50,553	48,048
Same Store straight-line rent adjustments	(821)	(1,038)	(1,903)	(1,558)
Same Store amortization of above/below market rents	(190)	(203)	(399)	(413)
Same Store lease termination fees	(1)	(87)	(269)	(301)
Same Store NOI (3)	$24,127	$22,636	$47,982	$45,776

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the three and six months ended June 30, 2024 and 2023 have not been made available to us, we have estimated deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report. As of June 30, 2024, our ownership in Pillarstone OP no longer represents a majority interest. On January 25, 2024, we exercised our notice of redemption for substantially all of our investment in Pillarstone OP.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purpose of comparing the three months ended June 30, 2024 to the three months ended June 30, 2023, Non-Same Store includes properties owned before April 1, 2023, and not sold before June 30, 2024, but not included in discontinued operations. For purposes of comparing the six months ended June 30, 2024 to the six months ended June 30, 2023, Non-Same Store includes properties acquired between January 1, 2023 and June 30, 2024 and properties sold between January 1, 2023 and  June 30, 2024, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purpose of comparing the three months ended June 30, 2024 to the three months ended June 30, 2023, Same Store includes properties owned before April 1, 2023 and not sold before June 30, 2024. For purposes of comparing the six months ended June 30, 2024 to the six months ended June 30, 2023, Same Store includes properties owned before January 1, 2023 and not sold before June 30, 2024. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$2,592	$11,306	$11,932	$15,153
Depreciation and amortization	8,521	8,360	17,321	16,206
Interest expense	8,788	8,260	17,307	16,163
Provision for income taxes	90	125	209	244
Net income attributable to noncontrolling interests	34	159	158	213
Deficit in earnings of real estate partnership (1)	—	1,034	28	1,252
EBITDAre adjustments for real estate partnership (1)	—	(435)	136	(54)
(Gain) loss on sale of properties	75	(9,621)	(6,450)	(9,621)
Loss on disposal of assets	72	14	72	20
EBITDAre	$20,172	$19,202	$40,713	$39,576

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the three and six months ended June 30, 2024 and 2023 have not been made available to us, we have estimated deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report. As of June 30, 2024, our ownership in Pillarstone OP no longer represents a majority interest. On January 25, 2024, we exercised our notice of redemption for substantially all of our investment in Pillarstone OP.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial & Revised Full Year Guidance for 2024
(in thousands, except per share and per unit data)

	Revised Range Full Year 2024 (1)		Projected Range Full Year 2024
	Low	High	Low	High
FFO and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$21,368	$24,368	$16,600	$19,600
Adjustments to reconcile to FFO
Depreciation and amortization of real estate assets	34,252	34,252	34,252	34,252
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	133	133	133	133
Gain on sale of properties	(6,525)	(6,525)	—	—
FFO	$49,228	$52,228	$50,985	$53,985
Adjustments to reconcile to Core FFO
Proxy contest costs	1,757	1,757	—	—
Core FFO	$50,985	$53,985	$50,985	$53,985
Denominator:
Diluted shares	51,262	51,262	51,262	51,262
OP Units	695	695	695	695
Diluted share and OP Units	51,957	51,957	51,957	51,957

Net income attributable to Whitestone REIT per diluted share	$0.41	$0.47	$0.32	$0.38

FFO per diluted share and OP Unit	$0.95	$1.01	$0.98	$1.04

Core FFO per diluted share and OP Unit	$0.98	$1.04	$0.98	$1.04

(1)	Includes a $6,525 gain on the sale of property and $1,757 in proxy contest costs.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2024
(in thousands)

	Projected Range Fourth Quarter 2024
	Low	High
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$6,161	$5,311
Depreciation and amortization	8,746	8,746
Interest expense	8,013	8,013
Provision for income taxes	134	134
Net income attributable to noncontrolling interests	89	89
EBITDAre	$23,143	$22,293
Annualized EBITDAre	$92,572	$89,172

Outstanding debt, net of insurance financing	616,290	624,290
Less: Cash	(3,000)	(3,000)
Add: Proportional share on net debt of unconsolidated real estate partnership	—	—
Total net debt	$613,290	$621,290

Ratio of Net Debt to EBITDAre	6.6	7.0

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended June 30,		Increase	% Increase
	2024	2023	(Decrease)	(Decrease)
Same Store (48 properties excluding development land)
Property revenues
Rental	$35,413	$34,876	$537	2%
Management, transaction and other fees	168	217	(49)	(23)%
Total property revenues	35,581	35,093	488	1%

Property expenses
Property operation and maintenance	6,680	6,563	117	2%
Real estate taxes	3,762	4,566	(804)	(18)%
Total property expenses	10,442	11,129	(687)	(6)%

Total property revenues less total property expenses	25,139	23,964	1,175	5%

Same Store straight-line rent adjustments	(821)	(1,038)	217	(21)%
Same Store amortization of above/below market rents	(190)	(203)	13	(6)%
Same Store lease termination fees	(1)	(87)	86	(99)%

Same Store NOI (1)	$24,127	$22,636	$1,491	7%

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Six Months Ended June 30,		Increase	% Increase
	2024	2023	(Decrease)	(Decrease)
Same Store (48 properties excluding development land)
Property revenues
Rental	$70,680	$68,911	$1,769	3%
Management, transaction and other fees	590	566	24	4%
Total property revenues	71,270	69,477	1,793	3%

Property expenses
Property operation and maintenance	12,822	12,310	512	4%
Real estate taxes	7,895	9,119	(1,224)	(13)%
Total property expenses	20,717	21,429	(712)	(3)%

Total property revenues less total property expenses	50,553	48,048	2,505	5%

Same Store straight-line rent adjustments	(1,903)	(1,558)	(345)	22%
Same Store amortization of above/below market rents	(399)	(413)	14	(3)%
Same Store lease termination fees	(269)	(301)	32	(11)%

Same Store NOI (1)	$47,982	$45,776	$2,206	5%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Other Financial Information:

Tenant improvements (1) (2)	$510	$1,038	$1,223	$1,894
Leasing commissions (1) (2)	$726	$651	$1,480	$1,065
Maintenance capital (1)	$1,429	$1,908	$1,694	$3,431
Scheduled debt principal payments (1)	$231	$461	$718	$934
Scheduled bond principal payment (3)	$7,143	$—	$7,143	$7,143
Straight-line rent income (1)	$897	$751	$1,782	$1,326
Market rent amortization income from acquired leases (1)	$283	$210	$548	$426
Non-cash share-based compensation expense (1)	$888	$800	$1,824	$1,629
Non-real estate depreciation and amortization (1)	$25	$41	$56	$83
Amortization of loan fees (1)	$269	$279	$536	$561
Undepreciated value of unencumbered properties	$939,709	$970,058	$939,709	$970,058
Number of unencumbered properties	50	50	50	50
Full time employees	76	77	76	77

(1)	Includes pro-rata share attributable to real estate partnership through June 30, 2023 and through January 25, 2024, the redemption date.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

(3)	Annual bond principal payments for the Series A Notes are scheduled to occur in March of each year, commencing in 2023.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of June 30, 2024
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.7%	50,064
Operating partnership units outstanding	1.3%	650
Total	100.0%	50,714

Market price of common shares as of June 30, 2024		$13.31

Total equity capitalization		$675,003	51%

Debt Capitalization:
Outstanding debt		$666,749
Less: Cash and cash equivalents		(3,231)
Less: Deposit due to real estate partnership debt default		(13,633)
Total debt capitalization		649,885	49%

Total Market Capitalization as of June 30, 2024		$1,324,888	100%

SELECTED RATIOS:

	Three Months Ended		Six Months Ended
INTEREST COVERAGE RATIO	June 30,		June 30,
	2024	2023	2024	2023
EBITDAre/Interest Expense
EBITDAre (1)	$20,172	$19,202	$40,713	$39,576

Interest expense	8,788	8,260	17,307	16,163
Pro rata share of interest expense from real estate partnership(2)	—	159	43	318
Less: amortization of loan fees, including pro rata share from real estate partnership (2)	(269)	(278)	(536)	(561)
Interest expense, excluding amortization of loan fees	8,519	8,141	16,814	15,920

Ratio of EBITDAre to interest expense	2.4	2.4	2.4	2.5

(1)	For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of June 30, 2024 and 2023 have not been made available to us, we have estimated pro rata share of interest expense and amortization of loan fees based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	As of June 30,
	2024	2023
Debt/Undepreciated Book Value
Outstanding debt, net of insurance financing	$664,932	$648,855
Less: Cash	(3,231)	(2,927)
Less: Deposit due to real estate partnership debt default	(13,633)	(13,447)
Add: Proportional share of net debt of real estate partnership (1)	—	8,685
Total Net Debt	$648,068	$641,166

Undepreciated real estate assets	$1,258,799	$1,224,195
Add: Proportional share of real estate from unconsolidated partnership (1)	—	46,016
Undepreciated real estate assets	$1,258,799	$1,270,211
Ratio of debt to real estate assets	51%	50%

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of June 30, 2023 have not been made available to us, we have estimated proportional share of net debt and real estate based on the information available to us at the time of this Report.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Debt/EBITDAre Ratio
Outstanding debt, net of insurance financing	$664,932	$648,855	$664,932	$648,855
Less: Cash	(3,231)	(2,927)	(3,231)	(2,927)
Less: Deposit due to real estate partnership debt default	(13,633)	(13,447)	(13,633)	(13,447)
Add: Proportional share of net debt of unconsolidated real estate partnership (1)	—	8,685	—	8,685
Total Net Debt	$648,068	$641,166	$648,068	$641,166

EBITDAre	$20,172	$19,202	$40,713	$39,576

Effect of partial period acquisitions and dispositions	$23	$36	$543	$182

Pro forma EBITDAre	$20,195	$19,238	$41,256	$39,758

Annualized pro forma EBITDAre	$80,780	$76,952	$82,512	$79,516

Ratio of debt to pro forma EBITDAre	8.0	8.3	7.9	8.1

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of June 30, 2023 have not been made available to us, we have estimated proportional share of net debt based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	June 30, 2024	December 31, 2023
Fixed rate notes
$265.0 million, 3.18% plus 1.45% to 2.10% Note, due January 31, 2028 (1)	$265,000	$265,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	17,475	17,658
$14.0 million 4.34% Note, due September 11, 2024	12,282	12,427
$14.3 million 4.34% Note, due September 11, 2024	13,121	13,257
$15.1 million 4.99% Note, due January 6, 2024	—	13,350
$50.0 million, 5.09% Note, due March 22, 2029 (Series A)	35,714	42,857
$50.0 million, 5.17% Note, due March 22, 2029 (Series B)	50,000	50,000
$2.5 million 7.79% Note, due February 28, 2025	1,817	—
$50.0 million, 3.71% plus 1.50% to 2.10% Note, due September 16, 2026 (2)	50,000	50,000
$56.3 million, 6.23% Note, due July 31, 2031	56,340	—

Floating rate notes
Unsecured line of credit, SOFR plus 1.50% to 2.10%, due September 16, 2026	85,000	96,000
Total notes payable principal	666,749	640,549
Less deferred financing costs, net of accumulated amortization	(1,082)	(377)
Total notes payable	$665,667	$640,172

(1)

Promissory note that includes an interest rate swap that fixes the SOFR portion of the term loan at an interest rate of 2.16% through October 28, 2022, 2.76% from October 29, 2022 through January 31, 2024, and 3.32% from February 1, 2024 though January 31, 2028.

(2)	A portion of the unsecured line of credit includes an interest rate swap to fix the SOFR portion of the loan at 3.71%.

SCHEDULE OF DEBT MATURITIES AS OF JUNE 30, 2024
(in thousands)

Year	Amount Due
2024 (remaining)	$44,241
2025	17,596
2026	152,143
2027	97,414
2028	282,823
Thereafter	72,532
Total	$666,749

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties®	June 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Whitestone	5,055,050	93%	94%	94%	93%

Unconsolidated real estate partnership	N/A	N/A	N/A	54%	54%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Whole Foods Market	Houston	$2,247	2.1%	9/3/2014	2035
Albertsons Companies, Inc. (2)	Austin and Phoenix	2,268	2.1%	5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2024, 2025, 2025, 2026 and 2034
Frost Bank	Houston	2,067	1.9%	7/1/2014	2029
Newmark Real Estate of Houston LLC	Houston	1,311	1.2%	10/1/2015	2026
Bashas' Inc. (3)	Phoenix	1,034	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Fitness Alliance, LLC	Houston	971	0.9%	11/29/2022	2039
Walgreens & Co. (4)	Houston and Phoenix	767	0.7%	11/14/1982, 8/24/1996 and 11/3/1996	2027, 2056 and 2056
Alamo Drafthouse Cinema	Austin	740	0.7%	2/1/2012	2031
Dollar Tree (5)	Houston and Phoenix	658	0.6%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009 and 8/8/2018	2025, 2025, 2026, 2027 and 2028
Total Wine	Houston	564	0.5%	11/27/2018	2029
Paul's Ace Hardware	Phoenix	490	0.5%	3/1/2008	2033
Starbucks Corporation (6)	Dallas and Phoenix	489	0.4%	8/8/2016, 5/29/2003, 7/1/1997, 7/14/2004, 7/8/1999, 10/15/2001	2027, 2028, 2028, 2029, 2025, 2034
Regus Corporation	Houston	488	0.4%	5/23/2014	2025
Kroger Co.	Dallas	483	0.4%	12/15/2000	2027
Capital Area Multispecialty Providers	Austin	458	0.4%	5/23/2014	2026
		$15,035	13.8%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of June 30, 2024 for each applicable tenant multiplied by 12.

(2)

As of June 30, 2024, we had five leases with the same tenant occupying space at properties located in Phoenix and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,099,000, which represents approximately 1.0% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2029, was $44,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2030, was $353,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2030, was $425,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)

As of June 30, 2024, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $281,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $753,000, which represents approximately 0.7% of our total annualized base rental revenue.

(4)

As of June 30, 2024, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2056, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $190,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(5)

As of June 30, 2024, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 8, 2018, and is scheduled to expire in 2028, was $115,000, which represents approximately 0.1% of our total annualized base rental revenue.

(6)

As of June 30, 2024, we had six leases with the same tenant occupying space at properties in Dallas and Phoenix. The annualized rental revenue for the lease that commenced on July 1, 1997, and is scheduled to expire in 2028, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 8, 1999, and is scheduled to expire in 2025, was $96,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 15, 2001, and is scheduled to expire in 2034, was $135,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 29, 2003, and is scheduled to expire in 2028, was $58,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 14, 2014, and is scheduled to expire in 2029, was $58,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 8, 2016, and is scheduled to expire in 2027, was $84,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of June 30, 2024

	% of Leased SF	% of ABR
Restaurants & Food Service	19%	26%
Salons	7%	9%
Grocery	13%	8%
Medical & Dental	6%	8%
Financial Services	5%	7%
General Retail	7%	5%
Home Décor And Improvement	6%	5%
Apparel	5%	5%
Fitness	6%	4%
Non Retail	4%	4%
Education	4%	4%
Pet Supply & Services	3%	3%
Off-Price	4%	2%
Pharmacies & Nutritional Supplies	2%	2%
Entertainment	3%	2%
Local Services	2%	2%
Wireless	1%	1%
Sporting Goods	1%	1%
Automotive Supply & Services	1%	1%
Postal Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
RENEWALS
Number of Leases	47	58	93	90
Total Square Feet (1)	232,713	157,907	370,309	271,306
Average Square Feet	4,951	2,723	3,982	3,015
Total Lease Value	$20,730,000	$14,547,000	$31,406,000	$23,563,000
NEW LEASES
Number of Leases	30	27	54	46
Total Square Feet (1)	78,355	63,500	133,108	96,085
Average Square Feet	2,612	2,352	2,465	2,089
Total Lease Value	$16,094,000	$11,969,000	$23,927,000	$18,193,000
TOTAL LEASES
Number of Leases	77	85	147	136
Total Square Feet (1)	311,068	221,407	503,417	367,391
Average Square Feet	4,040	2,605	3,425	2,701
Total Lease Value	$36,824,000	$26,516,000	$55,333,000	$41,756,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
2nd Quarter 2024	59	$29,204,907	257,446	4.8	$899,536	$3.49	$20.60	$19.13	$379,043	7.7%	$823,284	17.5%
1st Quarter 2024	55	13,968,575	160,060	3.5	413,207	2.58	23.06	21.10	313,789	9.3%	524,498	17.0%
4th Quarter 2023	51	38,447,409	199,155	6.1	4,557,889	22.89	30.58	27.85	543,678	9.8%	1,121,445	21.8%
3rd Quarter 2023	70	20,499,404	306,841	4.0	596,132	1.94	16.04	14.51	469,745	10.5%	1,001,542	24.4%
Total - 12 months	235	$102,120,295	923,502	4.6	$6,466,764	$7.00	$21.67	$19.82	$1,706,255	9.3%	$3,470,769	20.4%

Comparable New Leases:
2nd Quarter 2024	13	$8,571,543	26,603	7.0	$720,107	$27.07	$39.25	$34.37	$129,851	14.2%	$287,358	33.3%
1st Quarter 2024	10	3,571,923	26,237	3.6	308,032	11.74	25.81	20.33	143,967	27.0%	144,868	25.9%
4th Quarter 2023	22	16,633,936	69,717	8.3	2,488,839	35.70	28.47	22.78	396,321	25.0%	564,462	37.3%
3rd Quarter 2023	14	5,488,302	36,657	6.2	397,856	10.85	23.60	21.51	76,796	9.7%	173,162	23.6%
Total - 12 months	59	$34,265,704	159,214	6.8	$3,914,834	$24.59	$28.71	$24.02	$746,935	19.5%	$1,169,850	31.9%

Comparable Renewal Leases:
2nd Quarter 2024	46	$20,633,364	230,843	4.6	$179,429	$0.78	$18.45	$17.37	$249,192	6.2%	$535,926	13.9%
1st Quarter 2024	45	10,396,652	133,823	3.5	105,175	0.79	22.52	21.25	169,822	6.0%	379,630	15.0%
4th Quarter 2023	29	21,813,473	129,438	5.0	2,069,050	15.98	31.72	30.58	147,357	3.7%	556,983	15.3%
3rd Quarter 2023	56	15,011,102	270,184	3.7	198,276	0.73	15.02	13.56	392,949	10.7%	828,380	24.6%
Total - 12 months	176	$67,854,591	764,288	4.1	$2,551,930	$3.34	$20.20	$18.94	$959,320	6.6%	$2,300,919	17.2%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
2nd Quarter 2024	77	$36,824,327	311,068	5.6	$2,095,800	$6.74	$19.86
1st Quarter 2024	70	18,509,292	192,349	3.7	844,007	4.39	23.17
4th Quarter 2023	76	50,279,763	258,990	4.7	6,262,868	24.18	29.95
3rd Quarter 2023	87	26,838,561	350,386	4.1	1,136,730	3.24	17.13
Total - 12 months	310	$132,451,943	1,112,793	4.9	$10,339,405	$9.29	$21.92

New
2nd Quarter 2024	30	$16,094,371	78,355	8.6	$1,915,164	$24.44	$24.24
1st Quarter 2024	24	7,832,752	54,753	4.3	735,334	13.43	24.70
4th Quarter 2023	44	26,659,160	116,183	5.0	4,152,302	35.74	28.02
3rd Quarter 2023	29	11,169,111	74,901	5.5	928,319	12.39	23.85
Total - 12 months	127	$61,755,394	324,192	6.9	$7,731,119	$23.85	$25.58

Renewal
2nd Quarter 2024	47	$20,729,956	232,713	4.6	$180,636	$0.78	$18.38
1st Quarter 2024	46	10,676,540	137,596	3.5	108,673	0.79	22.56
4th Quarter 2023	32	23,620,603	142,807	4.5	2,110,566	14.78	31.52
3rd Quarter 2023	58	15,669,450	275,485	3.7	208,411	0.76	15.30
Total - 12 months	183	$70,696,549	788,601	4.2	$2,608,286	$3.31	$20.41

(1)

Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.
(3)	Estimated amount per signed lease. Actual cost of construction may vary.
(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of June 30, 2024
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2024	328	479,483	9.5%	$10,407	9.6%	$21.70
2025	254	673,516	13.3%	15,976	14.7%	23.72
2026	191	640,895	12.7%	14,028	12.9%	21.89
2027	185	588,595	11.6%	14,522	13.3%	24.67
2028	168	583,676	11.5%	13,958	12.8%	23.91
2029	142	594,788	11.8%	13,672	12.6%	22.99
2030	51	295,207	5.8%	5,759	5.3%	19.51
2031	36	158,401	3.1%	4,276	3.9%	27.00
2032	31	164,402	3.3%	3,960	3.6%	24.09
2033	21	137,075	2.7%	2,933	2.7%	21.40
Total	1,407	4,316,038	85.4%	$99,491	91.5%	$23.05

(1)	Lease expirations table reflects rents in place as of June 30, 2024, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of June 30, 2024 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of June 30, 2024

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	6/30/2024	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	81%	$807	$13.71	$18.44
Anderson Arbor	Austin	2001	89,746	91%	1,920	23.51	23.71
Anthem Marketplace	Phoenix	2000	113,293	97%	1,758	16.00	16.86
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	255	37.21	34.00
Arcadia Towne Center	Phoenix	1966	69,503	100%	1,753	25.22	26.89
BLVD Place	Houston	2014	216,944	94%	9,041	44.33	43.95
The Citadel	Phoenix	2013	28,547	97%	586	21.16	20.55
City View Village	San Antonio	2005	17,870	90%	545	33.89	33.89
Dana Park Pad	Phoenix	2002	12,000	100%	333	27.75	29.00
Davenport Village	Austin	1999	128,934	94%	3,594	29.65	29.02
Eldorado Plaza	Dallas	2004	219,287	100%	3,649	16.64	17.68
Fountain Hills	Phoenix	2009	111,289	91%	1,723	17.01	17.02
Fountain Square	Phoenix	1986	118,209	88%	1,981	19.04	19.32
Fulton Ranch Towne Center	Phoenix	2005	120,575	90%	2,463	22.70	24.11
Garden Oaks Shopping Center	Houston	1954	106,858	96%	1,815	17.69	18.20
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	1,070	21.65	21.67
Heritage	Dallas	2006	70,431	98%	1,751	25.37	25.43
HQ Village	Dallas	2009	89,134	94%	2,687	32.07	30.69
Keller Place	Dallas	2001	93,541	95%	1,118	12.58	12.63
Kempwood Plaza	Houston	1974	91,302	100%	1,445	15.83	15.37
La Mirada	Phoenix	1997	147,209	97%	3,786	26.51	25.76
Lake Woodlands Crossing	Houston	2018	60,246	100%	2,033	33.74	41.10
Lakeside Market	Dallas	2000	164,899	93%	4,352	28.38	31.16
Las Colinas	Dallas	2000	104,919	92%	2,832	29.34	29.55
Lion Square	Houston	1980	117,592	96%	2,022	17.91	19.40
The MarketPlace at Central	Phoenix	2012	111,130	98%	1,167	10.72	11.08
Market Street at DC Ranch	Phoenix	2003	244,888	97%	6,310	26.56	26.67
Paradise Plaza	Phoenix	1983	125,898	90%	1,692	14.93	14.95
Parkside Village North	Austin	2005	27,045	100%	926	34.24	32.58
Parkside Village South	Austin	2012	90,101	96%	2,527	29.21	29.90
Pinnacle of Scottsdale	Phoenix	1991	113,108	96%	2,660	24.50	25.51
Pinnacle Phase II	Phoenix	2017	27,063	100%	882	32.59	32.44
The Promenade at Fulton Ranch	Phoenix	2007	98,792	92%	1,544	16.99	19.40
Providence	Houston	1980	90,327	98%	1,233	13.93	14.58
Quinlan Crossing	Austin	2012	109,892	94%	2,674	25.89	27.96
Scottsdale Commons	Phoenix	1980	69,482	97%	1,755	26.04	26.04
Seville	Phoenix	1990	90,042	91%	2,894	35.32	37.03
Shaver	Houston	1978	21,926	100%	388	17.70	17.33
Shops at Pecos Ranch	Phoenix	2009	78,767	97%	1,988	26.02	27.56
Shops at Starwood	Dallas	2006	55,385	100%	1,940	35.03	34.81
The Shops at Williams Trace	Houston	1985	132,991	98%	2,405	18.45	18.43
Starwood Phase II	Dallas	2016	35,351	97%	1,320	38.49	43.45
The Strand at Huebner Oaks	San Antonio	2000	73,920	97%	1,892	26.39	25.69
SugarPark Plaza	Houston	1974	95,032	98%	1,472	15.81	16.83
Sunset at Pinnacle Peak	Phoenix	2000	41,530	101%	998	23.79	24.77
Terravita Marketplace	Phoenix	1997	102,733	97%	1,562	15.67	15.98
Town Park	Houston	1978	43,526	100%	1,117	25.66	25.32
Village Square at Dana Park	Phoenix	2009	323,026	85%	6,737	24.54	25.29

Whitestone REIT and Subsidiaries
Property Details
As of June 30, 2024

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	6/30/2024	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Williams Trace Plaza	Houston	1983	129,222	91%	2,499	21.25	29.44
Windsor Park	San Antonio	2012	196,458	85%	1,744	10.44	10.98
Woodlake Plaza	Houston	1974	106,169	61%	1,146	17.70	17.79

Total/Weighted Average - Whitestone Properties			5,055,050	93%	108,791	23.14	24.00

Land Held for Development:
Anderson Arbor PAD	Austin	N/A	—	—%	—	—	—
BLVD Phase II-B	Houston	N/A	—	—%	—	—	—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—%	—	—	—
Fountain Hills	Phoenix	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average - Whitestone Properties			5,055,050	93%	$108,791	$23.14	$24.00

(1)

Calculated as the tenant’s actual June 30, 2024 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of June 30, 2024. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of June 30, 2024 equaled approximately $429,000 for the month ended June 30, 2024.

(2)	Calculated as annualized base rent divided by leased square feet as of June 30, 2024.

(3)

Represents (i) the contractual base rent for leases in place as of June 30, 2024, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of June 30, 2024.

(4)	As of June 30, 2024, these parcels of land were held for development and, therefore, had no gross leasable area.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Garden Oaks Center | Kempwood Plaza | Lake Woodlands Crossing | Lion Square |
Providence Plaza
Shaver Street Center | Shops at Williams Trace | Sugar Park Plaza | Town Park Plaza | Woodlake Plaza |
Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Arcadia Towne Center | Fountain Hills Plaza |
Fountain Square | Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center |
Market Street at DC Ranch Marketplace at Central | Paradise Plaza
Pinnacle of Scottsdale | Scottsdale Commons | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita
Marketplace | The Citadel The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at
Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037